Exhibit 99.2

Greenland’s Untested Oil Basin Could Be the Next Big Discovery

By Tom Kool - Mar 09, 2026, 10:00 AM CDT

In 1968, a wildcat well on Alaska’s North Slope unlocked Prudhoe Bay, the largest oil ﬁeld ever discovered in the United States. In 2015, Exxon drilled a well oﬀshore Guyana that opened the Stabroek Block, now estimated to hold more than 11 billion barrels of recoverable oil.

Both discoveries started the same way: a small group of geologists drilling a well in a place most of the industry had already written oﬀ.

A company called Greenland Energy now plans to test a similar frontier.

Its target lies in the remote Jameson Land basin on Greenland’s east coast — one of the last unexplored petroleum systems in the Arctic.

And the timing may be unusually important.

Greenland has suddenly become a geopolitical ﬂashpoint. Washington has pushed to bring the island more ﬁrmly under U.S. inﬂuence as Arctic shipping routes open and Russia and China expand their presence across the region.

That shift has turned the island into something more than an isolated Arctic territory. It has become a strategic energy frontier.

One of the World’s Most Signiﬁcant Undrilled Oil Provinces

Greenland Energy was formed to move quickly on the surge of global interest now surrounding Greenland and the Arctic.

The company is being created through a merger between Texas-based explorer March GL, Greenland Exploration Ltd., and Pelican Acquisition Corporation, a Nasdaq-listed special purpose acquisition company. Currently trading as PELI. The transaction is expected to close on March 17th and the combined entity will operate as Greenland Energy Company and is expected to trade on Nasdaq under the new ticker GLND.

The structure brings together the project’s operating team, exploration licenses, and public market capital needed to advance drilling in the Jameson Land basin. Veteran oil executive Robert Price, who founded March GL, will lead the company.

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Its objective is clear: drill the ﬁrst modern exploration wells in the Jameson Land basin and test what geologists believe could be one of the largest undeveloped petroleum systems in the Arctic.

According to Greenland Energy’s corporate presentation, the basin could contain more than 13 billion barrels of recoverable oil if early geological models prove correct.

The estimate builds on roughly 1,800 kilometers of seismic data collected by Atlantic Richﬁeld during exploration campaigns in the 1980s, which modern explorers have since reinterpreted to identify new drilling targets.

Greenland Energy believes the updated interpretation points to a much larger opportunity beneath the basin — and independent analysts are reaching similar conclusions. A petroleum resources evaluation by Sproule-ERCE reached a similar conclusion, identifying the Jameson Land basin as one of the most signiﬁcant undrilled oil provinces in the Arctic.

Why Jameson Land Looks Familiar to Petroleum Geologists

One reason Jameson Land has drawn renewed interest is its geology.

Long before Greenland and northern Europe were separated by tectonic forces, they formed part of the same sedimentary basin along what geologists now call the Atlantic margin. When the continents pulled apart millions of years ago, the rock layers that once sat side by side were carried with them.

On the European side of that divide, those formations became some of the most proliﬁc oil provinces on Earth. The North Sea ﬁelds of Norway and the UK have produced tens of billions of barrels of oil since the 1970s, forming the backbone of Europe’s oﬀshore energy industry.

Jameson Land forms the western edge of the same North Atlantic petroleum system that produced the giant oil ﬁelds of the North Sea. Studies by the Geological Survey of Denmark and Greenland identify Permian-Triassic source rocks and reservoirs across the Jameson Land basin — the same formations responsible for many North Sea oil ﬁelds.

For geologists studying the basin today, the key elements of a large petroleum system are already in place.

The ﬁrst company to seriously test that idea was Atlantic Richﬁeld, and it left behind a goldmine of data that advanced technology is now reinterpreting in a promising way. Back in the 80s; when Atlantic Richﬁeld launched its Jameson Land exploration campaign, it was one of America’s largest oil producers.

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ARCO geologists mapped the basin and collected roughly 1,800 kilometers of seismic data,identifying structures capable of trapping large volumes of oil. Rock samples confirmed an active petroleum system.

But the timing was wrong. Oil prices collapsed in the late 1980s, and the cost of operating in one of the world’s most remote Arctic regions proved too high. ARCO surrendered the licenses in the early 1990s, leaving behind a massive seismic dataset.

Decades later, at the height of a struggle over access to this strategic staging ground, Greenland Energy’s exploration team has returned to the basin and reprocessed those seismic records using modern subsurface imaging technology — the same advanced technology that has helped unlock major discoveries in frontier basins around the world.

The Wildcatter Behind the Arctic Bet

Leading the eﬀort is veteran oilman Robert Price, a Texas wildcatter who has spent more than four decades drilling frontier wells across the United States.

Over the course of his career, Price has helped discover millions of barrels of oil in basins ranging from Oklahoma and Kansas to North Dakota and Montana. Greenland, however, represents a far larger prize.

“I have drilled for and found millions of barrels of oil over my career,” Price said in an interview. “I have never drilled for billions.”

Price founded March GL after reviewing historic exploration data from the Jameson Land basin and concluding the opportunity had never been fully tested. Through the merger with Pelican Acquisition Corporation and Greenland Exploration Ltd., that eﬀort is now forming Greenland Energy — the company preparing to drill the ﬁrst modern exploration wells in the basin in decades.

The First Wells Planned for 2026

Greenland Energy now plans to drill the wells that could ﬁnally answer the question geologists have debated for decades.

The company’s initial campaign will focus on two exploration wells in the Jameson Land basin, targeting large structures ﬁrst identiﬁed in the seismic data collected by Atlantic Richﬁeld and recently reprocessed using modern imaging technology.

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According to company disclosures, the ﬁrst well is expected to cost roughly $40 million to drill, with a second follow-up well estimated at about $20 million. The campaign is designed to test whether the basin’s geological model holds up once the drill bit reaches the reservoir.

If successful, the results could confirm the presence of a petroleum system capable of supporting a major new Arctic oil province.

Why Greenland Is Back at the Center of Global Strategy

Greenland is no longer an obscure Arctic outpost.

In recent years the island has become one of the most contested strategic locations in the northern hemisphere. President Donald Trump has repeatedly argued that the United States needs Greenland for national security, pointing to the island’s position between North America, Europe, and the Arctic Ocean.

From a military perspective, Greenland anchors the western edge of the Greenland-Iceland-UK gap — a critical corridor used to monitor Russian naval activity entering the North Atlantic.

But security is only part of the equation.

Greenland is also believed to hold major deposits of rare earth elements and other critical minerals that Western governments increasingly view as essential to modern technology and defense supply chains.

Greenland has exploded into the center of global attention.

Governments see rare earth minerals and a strategic foothold over the Arctic — along the sea lanes and military corridors that link North America and Europe.

Oil explorers see one of the last large petroleum systems on the planet that has barely been tested. That’s why Jameson Land and its strategic frontier potential, is back on the oil radar.

By. Tom Kool

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